UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 8, 2012

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

760 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2012, the Annual Meeting of shareholders of SBT Bancorp, Inc. (the “Corporation”) was held (the “Annual Meeting”).  A total of 662,822 of the Corporation’s shares were present or represented by proxy at the meeting.  The Corporation’s shareholders took the following actions:

Proposal #1 – Vote on the election of 3 persons, named in the Proxy Statement, to serve as Class I directors of the Corporation for three year terms ending at the 2015 Annual Meeting. The following is a list of Class I directors elected at the Annual Meeting with the number of votes “For” and “Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Withheld	Abstentions	Broker Non-Votes

James T. Fleming	402,323	46,059	0	214,440

Michael D. Nicastro	403,523	44,859	0	214,440

Penny R. Woodford	402,196	46,186	0	214,440

Proposal #2 – Ratification of Shatswell, MacLeod & Company as the Corporation’s independent auditors for the fiscal year ending December 31, 2012.  The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	659,926
Against	226
Abstain	2,670
Broker Non-Votes	0

Proposal #3 – Non-binding approval of compensation of named executive officers of the Corporation.  The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	386,311
Against	53,974
Abstained	8,097
Broker Non-Votes	214,440

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

By:	/s/ Martin J. Geitz
Title: President and Chief Executive Officer

Dated:  May 11, 2012